UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NUAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 25, 2021, Nuance Communications, Inc. (the “Company”) entered into privately negotiated agreements with certain investors to exchange (i) an aggregate of 14.7 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and $4.0 million in cash for $354.8 million principal amount of its outstanding 1.00% senior convertible debentures due 2035 (the “1.00% Convertible Debentures”) held by such investors and (ii) an aggregate of 3.2 million shares of Common Stock and $0.5 million in cash for $64.9 million principal amount of its outstanding 1.50% senior convertible debentures due 2035 (the “1.50% Convertible Debentures”) held by such investors (collectively, the “Initial Exchanges”).

On May 27, 2021, the Company entered into privately negotiated agreements with certain investors to exchange an additional aggregate of 4.2 million shares of Common Stock and $1.1 million in cash for $102.2 million principal amount of its outstanding 1.00% Convertible Debentures held by such investors (the “Additional Exchanges” and, together with the Initial Exchanges, the “Exchanges”).

Following the consummation of the Exchanges on May 28, 2021 and June 1, 2021, an aggregate of $219.5 million principal amount of 1.00% Convertible Debentures (after giving effect to $34.8 million to be surrendered on June 2, 2021 in connection with the Exchanges) and $162.5 million principal amount of 1.50% Convertible Debentures (including $118.3 million surrendered separately from the Exchanges for conversion and pending settlement) remain outstanding.

The Exchanges were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of the Common Stock in each of these transactions acquired the Common Stock for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of the Common Stock in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and/or a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01	Other Events.

On May 26, 2021, the Company issued a press release announcing the Initial Exchanges, and on May 28, 2021, the Company issued a press release announcing the Additional Exchanges. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, the text of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Nuance Communications, Inc., dated May 26, 2021.

99.2	Press release of Nuance Communications, Inc., dated May 28, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	NUANCE COMMUNICATIONS, INC.

	By:	/s/ Wendy Cassity
Wendy Cassity
Executive Vice President and Chief Legal Officer